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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                January 29, 1996
                   ------------------------------------------


                                 CRIIMI MAE INC.
                -------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    Maryland
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

               1-10238             52-1622022
               -------             -----------
               (Commission         (IRS Employer
                 File Number)        Identification No.)


          11200 Rockville Pike,
          Rockville, Maryland                  20852
          ---------------------              ---------
          (Address of                        (Zip Code)
          Executive offices)

              (Registrant's telephone number, including area code)
                                  301/816-2300


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed since Last Report)

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Item 5.   Other Events
          ------------

     On January 29, 1996, CRIIMI MAE Inc. issued a press release announcing an expected increase in its 1996 dividend, along with other matters. A copy of the press release is attached as Exhibit 20.1 to this Form 8-K and is incorporated herein by reference in response to this Item.


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                                                  Exhibit 20.1

                  CRIIMI MAE Expects 26 Percent Higher Dividend
                                    for 1996;
                Announces $1.16 Per Share Base Dividend Estimate

Rockville, MD, January 29, 1995, (NYSE:CMM)--CRIIMI MAE Inc., a full service mortgage company and self-administered real estate investment trust (REIT), said today it expects its 1996 dividend to be at least $1.16 per share, or at least 29 cents a share per quarter, based on certain stated assumptions. This would represent an increase of approximately 26 percent over 1995's dividend of 92 cents per share.

In a letter to shareholders dated today, CRIIMI MAE chairman William B. Dockser and president H. William Willoughby said they expect 1996's tax basis income and dividend to increase primarily due to two factors: earnings from investments in subordinated securities backed by uninsured multifamily and commercial mortgages and new lines of business acquired in the June 1995 merger. Those new lines of business include mortgage servicing, advisory services and origination.

The board of directors is expected to declare the first quarter's dividend in early March, basing the exact amount on conditions at that time.

Dividend Assumptions

The letter from management said assumptions underlying the base dividend estimate included constant levels of investments, corporate debt, interest rates, mortgage servicing volume, and equity. Specifically:

oIt assumes CRIIMI MAE's earnings "will come from assets the company and its subsidiaries currently own." These include $669 million of government insured multifamily mortgages (owned directly by CRIIMI MAE or its financing subsidiaries) and $278 million of uninsured investments in subordinated securities. It assumes no losses or earnings reductions resulting from prepayments or other mortgage dispositions (other than mortgage dispositions to-date), though such dispositions are possible.

oAlthough CRIIMI MAE plans to invest in additional uninsured mortgage assets during 1996, the base dividend estimate assumes no new investments in either government insured or uninsured mortgage assets.

oThe  base  dividend estimate  includes net  gains  from first  quarter mortgage dispositions, including the disposition by CRIIMI MAE's subsidiary, CRI Liquidating REIT, Inc., of half of its remaining mortgage portfolio. As a result of those first quarter mortgage dispositions by CRI Liquidating REIT, CRIIMI MAE will recognize tax basis capital gains during 1996 of approximately 27 cents per share based on the current number of shares outstanding.

oThe base dividend estimate assumes that interest rates and CRIIMI MAE's debt levels remain constant throughout 1996. As of January 30, 1996 about 76 percent of total debt had long-term, fixed rates and 24 percent had short-term


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floating rates.    Higher short-term  interest rates  would  increase
borrowing  costs on short-term,  floating-rate  debt.    However,  CRIIMI
MAE's  interest rate  cap agreements would limit borrowing cost increases.

oCRIIMI MAE financed a portion of its investments using short-term, floating-rate debt. If the terms of certain of this debt are not extended or if alternate financing is unavailable, CRIIMI MAE could be forced to sell assets at a loss to pay off that debt. Also, if these assets are unavailable or inadequate to pay off debt, there could be a substantial impact on CRIIMI MAE. However, CRIIMI MAE is "actively exploring options to refinance" this short-term, floating-rate debt, and hopes to do so during 1996.

oAlthough CRIIMI MAE intends to build its loan servicing business during 1996, the base dividend estimate assumes no increase in loan servicing and advisory fees.

oThough CRIIMI MAE plans to issue additional equity in 1996, the base dividend estimate makes no adjustment for new equity.

Investment Policy Changes

The letter also summarizes new borrowing and investment policies approved last week by the board of directors. The policies are part of CRIIMI MAE's efforts to increase income, stabilize earnings, and take advantage of opportunities in the marketplace.

The new policies aim to "monitor and direct how CRIIMI MAE funds its investments in order to try to minimize the risk of loss by evaluating the perceived levels of risk associated with various investment types." The policies are also designed to "permit a broad range of types of investments by CRIIMI MAE.

The letter to shareholders says, "CRIIMI MAE may invest in government insured or uninsured assets backed by multifamily and other commercial mortgages. However, the majority of investments must remain, on an overall basis, in mortgages and mortgage-related assets backed by multifamily housing."

Some specific investment limitations include:

     oCRIIMI MAE's overall debt to equity ratio may not exceed five-to-one.

     oCertain specific asset types will have maximum debt-to-equity ratios.

     oAt least 75 percent of CRIIMI MAE's floating-rate debt must be hedged.

1996 Strategies

The letter says business strategies for 1996 and beyond are designed to "enhance sustained earnings." Specific strategies are to:

     oIssue additional equity, and invest the proceeds primarily in uninsured assets, including subordinated securities.


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     oBegin  originating uninsured  multifamily  and commercial  mortgages --  a process that is now underway.

     oBegin assembling loan pools for securitization, using mortgages the company originates or acquires. CRIIMI MAE anticipates retaining the subordinated securities backed by these pools and servicing the underlying loans. The senior securities would be sold to other investors.

     oBuild the company's servicing business as CRIIMI MAE originates, acquires, and securitizes assets.

     oContinue to explore alternatives to replace the short-term, floating-rate debt with longer-term financing.

The letter from Mr. Dockser and Mr. Willoughby concludes by stating, "Entering 1996, we remain optimistic about CRIIMI MAE's short-term and long-term prospects. We believe our financial condition is strong and we will continue our efforts to take advantage of sound opportunities in the marketplace."

CRIIMI MAE Inc. is a full-service mortgage company structured as a self-managed and self-administered real estate investment trust (REIT). Its mortgages and mortgage-related investments are backed by multifamily housing and other
commercial  properties.    At Dec.  31,  1995,  assets  were approximately  $1.2
billion.


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                               S I G N A T U R E


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed by undersigned thereunto duly authorized.

                              CRIIMI MAE Inc.



                              By:  /s/ Cynthia O. Azzara
                                   ------------------------------
                                   Cynthia O. Azzara
                                   Its: Senior Vice President and
                                        Chief Financial Officer